Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(118,853,640)
Unrealized Gain (Loss) on Market Value of Futures	(29,982,870)
Interest Income	2,278,272
ETF Transaction Fees	27,000
Total Income (Loss)	$(146,531,238)

Expenses
Investment Advisory Fee	$495,455
Brokerage Commissions	166,297
SEC & FINRA Registration Fees	52,532
NYMEX License Fee	34,051
Legal Fees	21,482
Audit Fees	13,500
Non-interested Directors' Fees and Expenses	12,507
K-1 Tax Expense	12,038
Total Expenses	$807,862
Net Gain (Loss)	$(147,339,100)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/08	$1,296,557,075
Additions (16,000,000 Units)	1,305,933,899
Withdrawals (9,900,000 Units)	(831,587,868)
Net Gain (Loss)	(147,339,100)

Net Asset Value End of Period	$1,623,564,006
Net Asset Value Per Unit (20,000,000 Units)	$81.18

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2008 is accurate and complete.

/s/ Nicholas D. Gerber
Nicholas D. Gerber
President and Chief Executive Officer United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502